                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               ANADIGICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 ANADIGICS LOGO
                              141 MT. BETHEL ROAD
                                WARREN, NJ 07059

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2002

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS"), will be held on Thursday, May 23, 2002 at 10:00 o'clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, for the purpose of considering and acting upon the following:

          1) The election of two Class I Directors of ANADIGICS to hold office until 2005.

          2) The ratification of the appointment of Ernst & Young LLP as independent auditors of ANADIGICS for the fiscal year ending December 31, 2002.

          3) The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 3, 2002 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of ANADIGICS.

     Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope.

     The Annual Report, Proxy Statement and Proxy are enclosed with this notice and were mailed at New York, NY on or about April 22, 2002.

                                          By order of the Board of Directors

                                          -s- Thomas C. Shields

                                          Thomas C. Shields
                                          Secretary

IMPORTANT: PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IMMEDIATELY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                 ANADIGICS LOGO
                              141 MT. BETHEL ROAD
                                WARREN, NJ 07059

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            SOLICITATION OF PROXIES

     This Proxy Statement, which is being mailed to stockholders on or about April 22, 2002, is furnished in connection with the solicitation by the Board of Directors of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS" or the "Company"), of proxies for use at its Annual Meeting of Stockholders TO BE HELD ON THURSDAY, MAY 23, 2002, AT 10:00 O'CLOCK A.M. (E.S.T.), AT THE SOMERSET HILLS HOTEL, 200 LIBERTY CORNER ROAD (ROUTE 525), WARREN, NEW JERSEY 07059, and at any adjournment of the Annual Meeting.

     Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on April 3, 2002, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advanced. Tickets may be issued to others at the discretion of the Company.

     At the meeting, stockholders will be asked to elect two Class I Directors and to ratify the appointment of independent auditors. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Proxies will also be solicited on behalf of management by Mellon Investor Services for a fee that will be borne by the Company.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

     A proxy may be revoked by giving the Secretary of ANADIGICS written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting.

                       ANNUAL MEETING QUORUM REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Only holders of record of Common Stock at the close of business on April 3, 2002 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     As of April 3, 2002 the Company had issued and outstanding approximately 30,571,000 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

                             PRINCIPAL STOCKHOLDERS

     The following table lists the only person known to be the beneficial owner of more than 5% of ANADIGICS, Inc. outstanding Common Stock as of March 1, 2002.

                                                              NUMBER OF    % BENEFICIAL
NAME AND ADDRESS                                                SHARES      OWNERSHIP
----------------                                              ----------   ------------
Kopp Investment Advisors, Inc.
7701 France Avenue South, Suite 500, Edina, MN 55435........  4,365,423(1)     14.3

---------------

(1) As reported by Kopp Investment Advisors, Inc. and related entities on
    Schedule 13G/A filed with the Securities and Exchange Commission dated January 23, 2002.

        INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                               BOARD OF DIRECTORS

     The Company's bylaws provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board of Directors is presently comprised of seven members.

     The term of office for each Director in Class I expires at the Annual Meeting in 2002; the term of office for each Director in Class II expires at the Annual Meeting in 2003; and the term of office for each Director in Class III expires at the Annual Meeting in 2004. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

                       PROPOSAL I: ELECTION OF DIRECTORS

     At the 2002 Annual Meeting, two Directors are to be elected to hold office until the 2005 Annual Meeting of Stockholders. Both of the nominees are currently serving as Directors.

     The Board of Directors has no reason to believe that either nominee will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

     The nominees for Director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED
BELOW:

                      NOMINEES FOR TERMS EXPIRING IN 2005
                              (CLASS I DIRECTORS)

     [REIN PHOTO]                 HARRY REIN (AGE 57)
                                      Mr. Rein has served as a director of the Company since
                                  1985. He was a principal founder of Canaan Venture Partners, a national venture capital investment firm, in 1987 and has served as Managing General Partner since its inception. From
                                  1979 to 1987, Mr. Rein held various positions at GE,
                                  directing several of GE's lighting businesses as general
                                  manager before becoming President and CEO of GE Venture
                                  Capital Corporation. He currently serves on the board of
                                  directors of GenVec, Inc., OraPharma, Inc. and several
                                  private companies. Mr. Rein attended Emory University and
                                  Oglethorpe College and holds an MBA from the Darden School at the University of Virginia.

      [STRIGL PHOTO]         DENNIS F. STRIGL (AGE 56)
                                 Mr. Strigl has served as a director since January 2000. He has served as
                             President and CEO of Verizon Wireless, a leading wireless communications provider, since its formation in April 2000, and is an Executive Vice President of Verizon
                             Communications. Previously, Mr. Strigl served as President and CEO of Bell Atlantic
                             Mobile, was elected Group President and Chief Executive Officer of the Global
                             Wireless Group of Bell Atlantic, was Vice President of Operations and Chief
                             Operating Officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell
                             Telephone Company) and served on its Board of Directors. Mr. Strigl currently serves on the board of directors of The PNC Financial Services Group and Salient 3
                             Communications, Inc. Mr. Strigl holds an undergraduate degree in Business
                             Administration from Canisius College and an M.B.A. from Fairleigh Dickinson
                             University.

     The following Directors of the Company will continue to serve in accordance with their existing terms.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2003
                              (CLASS II DIRECTORS)


       [BACHOW PHOTO]             PAUL BACHOW (AGE 50)
                                      Mr. Bachow has served as a director of the Company since
                                  January 1993. He has been President of Bachow & Associates,
                                  Inc., a private investment firm, since he founded the firm in 1989. Bachow & Associates serves as the manager of Bachow
                                  Innovative Offshore Partners, Ltd. and Bachow Innovative
                                  Partners, L.P., private hedge funds. Bachow & Associates
                                  also serves as the manager of Paul S. Bachow Co-Investment
                                  Fund, L.P. and Bachow Investment Partners III, L.P., private equity investment funds. Mr. Bachow currently serves on the board of directors of DMC Stratex Networks, Inc. Mr. Bachow has a B.A. from American University, a J.D. from Rutgers
                                  University, and a Masters Degree in tax law from New York
                                  University, and is a C.P.A.

      [BASTANI PHOTO]             BAMI BASTANI (AGE 48)
                                      Dr. Bastani has served as a director and President and
                                  CEO of the Company since October 1998. Prior to joining
                                  ANADIGICS, Dr. Bastani served as Executive Vice President,
                                  System LSI Group for Fujitsu Microelectronics, Inc., from
                                  1996 to 1998. From 1985 to 1996, Dr. Bastani held various
                                  positions at National Semiconductor including Vice
                                  President -- Embedded Technology Division, Vice
                                  President -- Memory Products Division, and Vice President --
                                  Technology Development. Dr. Bastani received a B.S.E.E. from the University of Arkansas and a Ph.D. and M.S. in
                                  Electrical Engineering from Ohio State University.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2004
                             (CLASS III DIRECTORS)

      [FELLOWS PHOTO]             DAVID FELLOWS (AGE 49)
                                      Mr. Fellows has served as a director of the Company
                                  since September 1994. He has been the Chief Technology
                                  Officer of AT&T Broadband since October 2001. Mr. Fellows
                                  was a Principal with Pilot House Ventures Management Group, an early stage venture capital firm, from 1998 until 2001.
                                  Prior to that he was the Chief Technology Officer of
                                  MediaOne and Senior Vice President at Continental
                                  Cablevision, Inc. (acquired by MediaOne), since 1992. From
                                  1987 until 1992, Mr. Fellows was employed by Scientific
                                  Atlanta's Transmission Systems Business Division, where he served as President. Mr. Fellows received his Bachelor
                                  Degree in Engineering and Applied Physics from Harvard
                                  College and a Masters Degree in Electrical Engineering from
                                  Northeastern University.

     [ROSENZWEIG PHOTO]           RONALD ROSENZWEIG (AGE 64)
                                      Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has
                                  served as a director of the Company since its inception and
                                  Chairman of the Board of Directors since 1998. Prior to
                                  1998, Mr. Rosenzweig served as President and Chief Executive
                                  Officer of the Company since its inception in 1985. He was a co-founder of Microwave Semiconductor Corp. and served as
                                  the company's President and CEO from 1968 to 1983. Mr.
                                  Rosenzweig received his Bachelor Degree in Chemical
                                  Engineering from City College of New York.

      [SOLOMON PHOTO]             LEWIS SOLOMON (AGE 68)
                                      Mr. Solomon has served as a director of the Company
                                  since September 1994 and, previously, from 1985 to 1989. Mr.
                                  Solomon has been Chairman of G&L Investments, a consulting firm specializing in technology, since 1990 in addition to serving as a director on the boards of Anacomp Inc., Artesyn
                                  Technologies Inc., Terayon Communications Inc. and several private companies. Prior to joining G&L Investments, Mr.
                                  Solomon was an Executive Vice President with Alan Patricof
                                  Associates from 1983 to 1986, and a Senior Vice President of
                                  General Instrument from 1967 to 1983. Mr. Solomon received a
                                  Bachelor Degree in Physics from St. Joseph's College and a
                                  Masters Degree in Industrial Engineering from Temple
                                  University.

COMMITTEES OF THE BOARD

     The standing committees of the ANADIGICS, Inc. Board of Directors are as follows:

     The Audit Committee is responsible for (i) determining the adequacy of the Company's internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and
(iii) recommending the selection of independent public accountants. Messrs. Bachow, Fellows and Strigl were members of the Audit Committee during fiscal 2001. The Audit Committee met seven times during the 2001 fiscal year.

     The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company's stock option, incentive compensation, and employee stock purchase plans. Messrs. Bachow and Strigl were members of the Compensation Committee during fiscal 2001 and met once during the 2001 fiscal year.

     The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. Messrs. Bastani, Fellows, Rein, Rosenzweig and Solomon were members of the Executive Committee during fiscal 2001. The Executive Committee met three times during the 2001 fiscal year.

     During fiscal 2001, the Board of Directors met seven times. Each of the Directors attended at least 75% of the aggregate of all meetings held by the Board and the committees on which he serves.

AUDIT COMMITTEE REPORT

     The audit committee is comprised of three directors, who are independent within the meaning of the NASD listing standards, and operates under a written charter. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to oversee the Company's financial reporting process and monitors the integrity of the Company's financial statements and the independence and performance of the Company's auditors. In this context, we have reviewed and discussed the Company's financial statements with Company management and the independent auditors, Ernst & Young LLP, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has reviewed and discussed such other matters as we deemed appropriate.

     The Company's independent auditors provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and we discussed Ernst & Young LLP's independence with them.

     We have considered whether the provision of services by Ernst & Young LLP not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements is compatible with maintaining Ernst & Young LLP's independence.

     Based on the foregoing review and discussion, and relying on the representation of Company management and the independent auditor's report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

     SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS,
INC.

                                          Paul Bachow
                                          David Fellows
                                          Dennis Strigl

EXECUTIVE OFFICERS OF THE COMPANY

     The current executive officers of the Company are as follows:

NAME                                    AGE                  POSITION
----                                    ---                  --------
Bami Bastani..........................  48    President, Chief Executive Officer and
                                              Director
Ronald Rosenzweig.....................  64    Chairman of the Board of Directors and
                                              Director
Charles Huang.........................  54    Executive Vice President and Chief
                                              Technical Officer
Thomas C. Shields.....................  43    Senior Vice President and Chief
                                              Financial Officer

     Set forth below is certain information with respect to the Company's executive officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between executive officers or directors of the Company. Information on Dr. Bastani and Mr. Rosenzweig is listed in the Director profile above.

     Dr. Huang, a co-founder of ANADIGICS in 1985, has served as Executive Vice President of the Company since its inception and a Director until April of 1999. He was director of GaAs research and development and wafer fabrication services at Avantek from 1980 to 1984. Dr. Huang received his Ph.D.E.E. at the University of California, Berkeley.

     Mr. Shields has served as Senior Vice President and Chief Financial Officer of ANADIGICS since July 1999. Prior to joining ANADIGICS, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degrees from Fairleigh Dickinson University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during the fiscal year.

STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth as of March 1, 2002 certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and each of the other executive officers, and all Directors and executive officers as a group.

                                                              COMMON STOCK      % BENEFICIAL
NAME                                                       BENEFICIALLY OWNED    OWNERSHIP
----                                                       ------------------   ------------
Paul Bachow..............................................        188,794(1)           *
David Fellows............................................         99,750(2)           *
Harry Rein...............................................         99,750(2)           *
Lewis Solomon............................................         57,000(2)           *
Bami Bastani.............................................        692,137(3)         2.1
Ronald Rosenzweig........................................        359,960(4)         1.1
Dennis Strigl............................................         30,000(2)           *
Charles Huang............................................        764,220(5)         2.4
Thomas C. Shields........................................         92,409(6)           *
All Directors and Executive Officers as a group..........      2,384,020            7.4

---------------

(1) Includes 99,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(2) Consists solely of shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(3) Includes 679,167 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(4) Includes 200,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(5) Includes 438,486 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(6) Includes 91,147 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

 *  Less than 1%.

                    COMPENSATION AND OTHER TRANSACTIONS WITH
                  DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the last three fiscal years of those persons who at December 31, 2001, were the Company's executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                           ANNUAL COMPENSATION                   AWARDS
                               --------------------------------------------   (SECURITIES
                                                             OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS(1)   COMPENSATION(2)     OPTIONS)
---------------------------    ----   --------   --------   ---------------   ------------
Bami Bastani.................  2001   $445,536   $292,498     $     5,540       100,000
  Chief Executive Officer      2000    427,433    402,205      13,469,062            --
                               1999    420,000    504,000         190,214       150,000
Ronald Rosenzweig............  2001    100,000     30,421         364,062        15,000
  Chairman of the Board        2000    200,000     80,348      10,302,600        15,000
                               1999    241,500    301,875           2,120            --
Charles Huang................  2001    230,000    150,331              --        30,000
  Executive Vice President...  2000    217,740    205,373         770,098        30,000
                               1999    207,692    230,129             120        37,500
Thomas C. Shields (3)........  2001    225,000    166,875           2,000        35,000
  Senior Vice President and    2000    204,423    192,464          25,112        35,000
  Chief Financial Officer      1999     73,077    112,500          77,680        93,750

---------------

(1) Represents bonuses earned as follows: 2001's bonus earned was paid during 2001 and February 2002. 2000's bonus earned was paid during 2000 and February 2001. 1999's bonus earned was paid during 1999 and February 2000. In addition to the performance bonus earned during 1999, Mr. Shields also received a $50,000 bonus upon his acceptance of employment with the Company.

(2) Represents the exercise of stock options by Dr. Bastani, Mr. Rosenzweig and Dr. Huang, the value of income tax preparation services provided to Dr. Bastani and Mr. Rosenzweig by the Company's auditors, relocation expenses incurred by Dr. Bastani and Mr. Shields, premiums paid for medical insurance covering Dr. Bastani, Mr. Rosenzweig and Dr. Huang, and executive health plan benefits provided to each of the executives.

(3) Mr. Shields was employed for less than a full year in 1999. As such, the salary amount for that year only represents salary earned from Mr. Shields' start date through the end of the fiscal year.

STOCK OPTIONS AND CERTAIN OTHER COMPENSATION

     The following table presents information regarding the stock options granted to the executive officers in fiscal 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF                               POTENTIAL REALIZABLE VALUE
                        NUMBER OF    TOTAL OPTIONS                             AT ASSUMED ANNUAL RATES OF
                        SECURITIES    GRANTED TO                              STOCK PRICE APPRECIATION FOR
                        UNDERLYING     EMPLOYEES     EXERCISE                        OPTION TERM(3)
                         OPTIONS       IN FISCAL     PRICE PER   EXPIRATION   -----------------------------
NAME                    GRANTED(1)       YEAR        SHARE(2)       DATE           5%              10%
----                    ----------   -------------   ---------   ----------   -------------   -------------
Bami Bastani..........    100,000         6.4%        $15.94      01/02/11     $1,002,301      $2,540,027
Ronald Rosenzweig.....     15,000         1.0          15.94      01/02/11        150,345         381,004
Charles Huang.........     30,000         1.9          13.59      10/29/11        256,400         649,769
Thomas C. Shields.....     35,000         2.3          13.59      10/29/11        299,134         758,064

---------------

(1) All options described above were granted pursuant to the Company's 1995 Long Term Incentive and Share Award Plan (the "1995 Plan"). One-third of the options becomes exercisable one year from the date of grant. The remaining two-thirds of the options become exercisable ratably on a quarterly basis over the following two years.

(2) The exercise price of the stock options was based on the fair market value of the stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future common stock prices. These amounts represent assumed rates of appreciation in the value of the Company's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock. The amounts reflected in the table may not necessarily be achieved.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES
                   STOCK PRICE AT DECEMBER 31, 2001 -- $15.25

                                                    # OF SECURITIES            VALUE OF UNEXERCISED
                         SHARES                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                        ACQUIRED                   OPTIONS AT FY-END             OPTIONS AT FY-END
                           ON       VALUE     ---------------------------   ---------------------------
NAME                    EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    --------   --------   -----------   -------------   -----------   -------------
Bami Bastani..........       --          --     625,001        149,999      $5,817,000            --
Ronald Rosenzweig.....   25,000    $356,150     185,000         15,000       1,440,095            --
Charles Huang.........       --          --     432,862         62,499       2,868,568       $49,800
Thomas C. Shields.....       --          --      80,418         83,332              --        58,100

COMPENSATION OF DIRECTORS

     Non-management Directors receive options under the 1995 Plan. Under the 1995 Plan, a grant of options to purchase 15,000 shares of Common Stock, at an exercise price per share equal to the fair market value as determined on the date of grant, will automatically be granted on the date a non-management Director is first elected to the Board. Each option so granted will become exercisable in three equal installments commencing one year from the date of grant and annually thereafter, and will expire ten years from the date of grant. Non-management Directors also receive an annual grant of options to purchase 15,000 shares of Common Stock at the fair market value as determined on the date of grant and vesting on December 31 in the year granted. In addition, each non-management Director receives $10,000 per year for Board services, $1,000 for each

Committee meeting attended, and reimbursement for ordinary expenses incurred in connection with attendance at such meetings.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Chief Executive Officer. In September 1998, Dr. Bami Bastani, President, Chief Executive Officer and member of the Board of Directors, entered into an employment agreement with the Company pursuant to which he was to receive an annual base salary, bonus, stock options, relocation expenses, and executive benefits. Dr. Bastani's base salary in 2001 was $445,536. For 2001, Dr. Bastani received a bonus equal to 66% of his base salary based upon the Compensation Committee's determination of the Company's success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2001. Also, under the terms of his employment agreement with the Company, Dr. Bastani was given non-qualified options to purchase 675,000 shares of the Company's Common Stock at the fair market value on the date of grant, all of which vested over the three year period following the date of grant. During 1999 and 2001, the Compensation Committee authorized additional grants of non-qualified options to Dr. Bastani to purchase 150,000 and 100,000 shares, respectively, of Common Stock at the fair market value on the date of grant. One-third of these options become exercisable after one-year from the date of grant and the remaining two-thirds become exercisable equally on a quarterly basis over the next two years.

     If the Company terminates Dr. Bastani without cause or Dr. Bastani terminates his employment in connection with a change in control, he shall be entitled to (A) an amount equal to 200% of his then annual base salary plus bonus, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

     Chairman of the Board. In June 1999, Ronald Rosenzweig, Chairman of the Board of Directors, entered into an employment agreement with the Company through July 2, 2002 pursuant to which he was to receive an annual base salary, bonus, stock options, and executive benefits. That contract was later extended through July 2, 2003. In 2001, Mr. Rosenzweig's base salary was $100,000 and he received a bonus equal to 30% of his base salary. As part of his employment agreement, Mr. Rosenzweig's base salary from January 1, 2002 through July 2, 2002 will be $100,000 and he will be entitled to a bonus of up to $50,000. For the period from July 3, 2002 through July 2, 2003 his base salary will be $75,000 and he will be entitled to a bonus of up to $37,500. Under the terms of his employment with the Company, Mr. Rosenzweig was also given non-qualified options to purchase 225,000 shares of the Company's Common Stock at the fair market value on the date of grant, all of which vested over the three year period following the date of grant.

     If the Company terminates Mr. Rosenzweig without cause, he shall be entitled to (A) an amount equal to the sum of his then annual base salary plus his bonus, if any, earned during the immediately preceding calendar year, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

     Other Executive Officers. During 2000 the Company established employment agreements with Charles Huang, Executive Vice President, and Thomas Shields, Senior Vice President & Chief Financial Officer. The terms of each agreement provide that if the employee is terminated by the Company following a change in control or if the employee terminates employment with the Company as a result of a reduction in responsibilities and duties or a reduction in compensation following a change in control, the employee shall be entitled to receive (A) up to 12 months of base salary and bonus (at 100% of target), (B) payment of the annual bonus (at 100% of target) prorated for the number of months worked, (C) health benefits for a maximum of 12 months, and (D) immediate vesting of all stock options. In exchange for these benefits, the employees agreed (X) not to compete with the Company in certain respects, (Y) after termination of employment, not to hire or solicit for hire the employees of the Company for 12 months, and (Z) to keep confidential information about the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee establishes and reviews the compensation of the Company's executive officers. The Compensation Committee of the Board of Directors consists entirely of non-employee directors.

     Compensation Philosophy. The Company's executive compensation program is designed to attract and retain key executives who will enhance the performance of the Company, promote its long-term interest and build stockholders' equity. The Compensation Committee seeks to align total compensation for executive management with corporate performance. The Company's executive compensation package generally includes four main components:

          1) A base salary which is established at levels considered appropriate for the duties and scope of responsibilities of each officer's position.

          2) A bonus potential which is tied directly to operating objectives.

          3) A stock option award to increase stock ownership in the Company and align executive compensation with stockholder interests.

          4) Other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the ANADIGICS, Inc. Employee Savings and Protection Plan ("401(k) Plan").

     The Compensation Committee places a particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performances.

     CEO Compensation. Dr. Bastani's base salary in 2001 was $445,536 and was determined to be competitive in order to retain Dr. Bastani. Dr. Bastani received a bonus equal to 66% of his base salary based upon the Compensation Committee's determination of the Company's success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2001.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not qualified performance-based compensation under the Internal Revenue Code. Non-performance-based compensation paid to the Company's executive officers for the 2001 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company's executive officers for the 2002 Fiscal Year within that limit.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company's shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.
                                          Paul Bachow
                                          Dennis Strigl

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock from January 1, 1997 through December 31, 2001 with the cumulative total return on the NASDAQ Stock Market Index and the Philadelphia Semiconductor Index, considered to be an index of the Company's peer group. The comparison assumes $100 was invested on January 1, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company did not declare, nor did it pay any cash dividends during the comparison period. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.
Graph

                                                                              NASDAQ STOCK MARKET      PHILADELPHIA SEMICONDUCTOR
                                                    ANADIGICS, INC.                  INDEX                       INDEX
                                                    ---------------           -------------------      --------------------------
01/01/97                                                100.000                     100.000                     100.000
12/31/97                                                115.128                     121.635                     109.709
12/31/98                                                 43.711                     169.840                     145.884
12/31/99                                                180.339                     315.199                     293.200
12/29/00                                                 93.872                     191.360                     239.954
12/31/01                                                 87.423                     151.073                     217.295

                PROPOSAL II: APPOINTMENT OF INDEPENDENT AUDITORS

     During fiscal year 2001, Ernst & Young LLP, independent certified public accountants, provided various audit, audit related and non-audit services to the Company as follows:

          a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2001 annual financial statements and review of the Company's interim financial statements:
     $315,980.

          b) Audit Related Fees: Aggregate fees billed for professional services rendered during fiscal year 2001 related to the issuance of convertible senior notes, audits of employees benefits plans, and consultation on accounting standards and acquisitions: $167,710.

          c) Financial Information Systems Design and Implementation Fees: None.

          d) All Other Fees: Principally income tax consulting: $45,038.

     The Audit Committee of the Board has considered whether provision of the services described in sections b), c), and d) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Ernst & Young LLP's independence. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of stockholders and will have an opportunity to make a statement if they so desire and are expected to be available to answer appropriate questions. The Audit Committee and the Board of Directors have appointed Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

     The ratification of the appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting. If the Board's appointment is not ratified, or if Ernst & Young LLP declines to act, or becomes incapable of action, or if their appointment is discontinued, the Board of Directors will appoint other independent auditors whose continued appointment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

                             STOCKHOLDER PROPOSALS

     If a stockholder of the Company wishes to have a proposal included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive offices by December 26, 2002 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2003 Annual Meeting. If a stockholder desires to bring business before the meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's by-laws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of the Company.

     One of the procedural requirements in the Company's by-laws is timely notice in writing of the business that the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2003 Annual Meeting or notice of a proposed nomination to the Board must be received by the Secretary of the Company no earlier than January 23, 2003, and no later than February 22, 2003, to be presented at the meeting. If, however, the date of next year's Annual Meeting is earlier than April 23, 2003, or later than June 22, 2003, the earliest and latest dates will be dates determined by the Board of Directors to be reasonable periods before the Annual Meeting. Any such notice must provide the information required by the Company's by-laws with respect to the stockholder making the proposal, the nominee (if any) and the other business to be considered (if any). Under rules promulgated by the Securities and Exchange Committee, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to any proposals that do not comply with the procedures described above. Proposals may be mailed to the Company, to the attention of the Secretary, 141 Mt. Bethel Road, Warren, NJ 07059.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                ANADIGICS, Inc.

     The undersigned hereby appoints Dr. Bami Bastani and Thomas C. Shields proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ANADIGICS, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 23, 2002 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
                            + FOLD AND DETACH HERE +

The Board of Directors recommends a vote FOR Proposals I and II.

Please mark       --
your votes as    |\/|
indicated in     |/\|
 the sample       --
                                            WITHHELD
                                        FOR   FOR ALL
Proposal I. ELECTION OF DIRECTORS       [  ]    [  ]
            Nominees:
            01 Henry Rein
            02 Dennis Strigl

WITHHELD FOR (Write that nominee's name in the space provided below).


---------------------------------------------------------------------

                                    FOR  AGAINST  ABSTAIN
Proposal II. APPOINTMENT OF        [  ]   [  ]     [  ]
             INDEPENDENT AUDITORS

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all proposals.



                                            ------
       Please check here if you expect to   |    |
attend the Annual Meeting of Shareholders   |    |
                                            ------
                                                      -------
                                                             |
                                                             |
                                                             |



Signature___________________________Signature__________________Date_________
NOTE: Please sign as name appears here on. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                           +  FOLD AND DETACH HERE  +

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

       -----------------------------------    ------------------------    -------------------------
      |         Internet                  |  |       Telephone        |  |          Mail           |
      |  http://www.eproxy.com/anad       |  |    1-800-435-6710      |  |                         |
      |                                   |  |                        |  |                         |
      |  Use the Internet to vote your    |  | Use any touch-tone     |  |  Mark, sign and date    |
      |  proxy. Have your proxy care in   |  | telephone to vote your |  |    your proxy card      |
      |  hand when you access the web     |OR| proxy. Have your proxy |OR|         and             |
      |  site. You will be prompted to    |  | card in hand when you  |  |    return it in the     |
      |  enter your control number,       |  | call. You will be      |  |  enclosed postage-paid  |
      |  located in the box below, to     |  | prompted to enter your |  |       envelope.         |
      |  create and submit an electronic  |  | control number, located|  |                         |
      |  ballot.                          |  | in the box below, and  |  |                         |
      |                                   |  | then follow the        |  |                         |
      |                                   |  | directions given.      |  |                         |
       -----------------------------------    -------------------------   -------------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.